Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of SES AI Corporation of our report dated March 31, 2022, with respect to the consolidated financial statements of SES Holdings Pte. Ltd. and subsidiaries, included in Amendment No. 1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 31, 2022, and to the reference to our firm under the heading “Experts” in this prospectus.

/s/ KPMG LLP

Albany, New York

April 13, 2022